Exhibit 10.15

SERVICES AGREEMENT

This SERVICES AGREEMENT (this “Services Agreement”) is entered into on November 10, 2015, by and between Global Strategies Group (North America) LLC (the “Service Provider”), and STG Group, Inc., a Delaware corporation (the “Company”) (hereinafter referred to collectively as the “Parties” and individually as a “Party”).

WHEREAS, the Parties desire that the Company obtain certain services from the Service Provider.

NOW, THEREFORE, in consideration of the foregoing and the obligations and covenants contained herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.           Services. The Company may retain the Service Provider from time to time to perform the services set forth in Schedule A to this Agreement, as may be amended from time to time (the “Services”). The Service Provider will use commercially reasonable efforts to perform the Services in a timely and professional manner. The Services shall be ordered by the Company through the issuance of Purchase Orders in the form prescribed on Schedule B. The Service Provider understands that no Services will be performed until the Service Provider has received a properly issued Purchase Order from the Company.

2.           Payment Terms. The Service Provider shall invoice the Company for all Services, and other payments due under the issued Purchase Order in accordance with the fees set forth on Schedule A and the terms of the Purchase Order. The Company shall pay such invoiced amounts within thirty (30) days of receipt of the invoice. The Company shall reimburse the Service Provider for all reasonable out-of-pocket expenses incurred by the Service Provider in connection with providing the Services and in accordance with the terms and conditions of the Purchase Order.

3.           Confidential Information. Each Party shall keep all Confidential Information of the other Party in strict confidence and use the same care and discretion to avoid disclosure, publication or dissemination of the Confidential Information of the other Party as it uses with its own similar information that it does not wish to disclose, publish or disseminate. A Party shall only use the Confidential Information of the other Party to the extent necessary to exercise its rights or perform its obligations hereunder. A Party may disclose the Confidential Information of the other Party only (a) to the extent necessary to exercise its rights or perform its obligations hereunder or under any other written agreement between the Parties; (b) to the extent that such disclosure is required by law or was approved in writing by the other Party prior to such disclosure; or (c) to prospective and current investors, sources of funding, and advisors subject to a duty of confidentiality to the disclosing Party with respect to such Confidential Information at least as restrictive as that contained herein. The “Confidential Information” of a Party consists of all non-public information disclosed by such Party to the other Party that is marked as confidential or otherwise provided to the other Party under circumstances reasonably indicating its confidentiality. Confidential Information does not include any information that (i) is or becomes generally known to the public through no unlawful act of the receiving Party; (ii) was or becomes known to the receiving Party from a source other than the disclosing Party without violation of the disclosing party’s rights; or (iii) was independently developed by the receiving party without any use of the Confidential Information of the disclosing Party. The terms and conditions of this Agreement shall be deemed the Confidential Information of each Party.

4.           Term and Termination.

4.1           Term. Either Party may terminate this Agreement at its convenience, with or without cause, upon fifteen (15) days prior written notice to the other Party.

4.2           Effect of Termination. Termination of this Agreement by either Party will not act as a waiver of any breach of this Agreement and will not act as a release of either Party from any liability for breach of such Party’s obligations under this Agreement. Except where otherwise expressly specified in this Agreement, the rights and remedies granted to a Party under this Agreement are cumulative and in addition to, and not in lieu of, any other rights or remedies which the Party may possess at law or in equity. The respective rights and obligations of the Parties under the provisions of Sections 3, 4.3, 5 and 6, and any payment obligations accrued prior to the termination, will survive any termination of this Agreement.

5.           Representations and Warranties.

5.1           Authority. Each Party represents and warrants to the other Party that it has the full power and authority to enter into this Agreement and to perform its obligations under this Agreement, and that the performance of its obligations under this Agreement will not conflict with or result in a breach of any agreement to which such Party is a party or is otherwise bound.

5.2           Disclaimer. EXCEPT FOR THE WARRANTIES EXPRESSLY MADE IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AND ANY WARRANTIES THAT MAY ARISE OUT OF COURSE OF DEALING, COURSE OF PERFORMANCE OR USAGE OF TRADE.

5.3           Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INCIDENTAL, SPECIAL, INDIRECT, EXEMPLARY OR PUNITIVE DAMAGES, OR DAMAGES FOR ANY LOSS OF PROFITS, REVENUE OR BUSINESS, EVEN IF SUCH PARTY IS NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. Each Party acknowledges that the limitation of liability set forth in this Section 5.3 and the allocation of risk that it implements is an essential element of the bargain agreed to by the Parties, without which the Parties would not have entered into this Agreement. The Service Provider’s aggregate liability for damages arising out of, relating to or in connection with this Agreement, regardless of the form of action giving rise to such liability (under any theory, whether in contract, tort, statutory or otherwise), shall not exceed the aggregate fees paid by the Company to the Service Provider for the Services in question.

6.           Miscellaneous.

6.1           Notices. Any notice, request, demand or other communication required or permitted hereunder will be in writing and will be deemed to be properly given upon the earlier of (a) actual receipt by the addressee or (b) five (5) business days after deposit in the mail, postage prepaid, when mailed by registered or certified airmail, return receipt requested, or one (1) business day after being sent via private industry courier to the receiving Party at the address set forth below or to such other address as the Party may from time to time designate in a writing delivered pursuant to this Section 6.1:

In the case of the Service Provider:

Global Strategies Group (North America) LLC:

Two Fountain Square, Suite 550

11921 Freedom Dr,

Reston, VA 20190

Attention: Fred Cassis

Telephone: (703) 904-4300

E-mail: frederic.cassis@globalgroup.com;

In the case of the Company:

STG, Inc.

12011 Sunset Hills Road, Suite 1200

Reston, Virginia 20190

Telephone: (703) 691-2480

E-mail: pfernandes@stg.com

6.2           Assignment. Neither Party will assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, by operation of law or otherwise, this Agreement or any or its rights or obligations under this Agreement, without the prior written consent of the other Party; provided, however, that either Party may assign, sell, transfer, delegate or otherwise dispose of this Agreement or any of its rights and obligations hereunder as part of a merger, consolidation, corporate reorganization, sale of all or substantially all of such Party’s assets, sale of stock, change of name or like event without the consent of the other Party. Any purported assignment, sale, transfer, delegation or other disposition, except as permitted herein, will be null and void. Subject to the foregoing, this Agreement will be binding upon and will inure to the benefit of the Parties and their respective successors and permitted assigns.

6.3           Governing Law. This Agreement is to be construed in accordance with and governed by the laws of the United States of America (to the extent federal law is applicable) and by the internal laws of the Commonwealth of Virginia (to the extent state law is applicable) without giving effect to any choice of law rule that would cause the application of the laws of any other jurisdictions to the rights and duties of the Parties. Any legal suit, action or proceeding arising out of or relating to this Agreement will be commenced in a federal court in the Eastern District of Virginia, Alexandria division, or in state court with jurisdiction over Fairfax County, Virginia, and each Party irrevocably submits to the exclusive jurisdiction and venue of any such court in any such suit, action or proceeding.

6.4           Relationship of the Parties. This Agreement will not be construed as creating an agency, partnership, joint venture or any other form of association, for tax purposes or otherwise, between the Parties. The Parties will at all times be and remain independent contractors, and neither Party nor its agents will have any authority of any kind to bind the other Party in any respect whatsoever.

6.5           Waiver. No delay or failure by either Party to exercise any right or remedy under this Agreement, and no partial or single exercise of any such right or remedy, will operate to limit, preclude, cancel, waive or otherwise affect such right or remedy, nor will any single or partial exercise of such right or remedy limit, preclude, impair or waive any further exercise of such right or remedy or the exercise of any other right or remedy.

6.6           Severability. If the application of any provision or provisions of this Agreement to any particular facts of circumstances is held to be invalid or unenforceable by any court of competent jurisdiction, then (a) the validity and enforceability of such provision or provisions as applied to any other particular facts or circumstances and the validity of other provisions of this Agreement will not in any way be affected or impaired thereby, and (b) such provision or provisions will be reformed without further action by the Parties and only to the extent necessary to make such provision or provisions valid and enforceable when applied to such particular facts and circumstances.

6.7           Entire Agreement. This Agreement (including any exhibit(s) hereto, which are incorporated herein by this reference) serves to document formally the entire understanding between the Parties relating to the subject matter hereof, and supersedes and replaces any prior or contemporaneous agreements, negotiations or understandings (whether oral or written) relating to the same subject matter. No amendment or modification of any provision of this Agreement will be effective unless in writing and signed by a duly authorized signatory of the Party against which enforcement of the amendment or modification is sought.

6.8           Captions and Section Headings. The captions and section and paragraph headings used in this Agreement are inserted for convenience only and will not affect the meaning or interpretation of this Agreement.

6.9           Counterparts. This Agreement may be executed in one or more counterparts, with the same effect as if the Parties had signed the same document. Each counterpart so executed will be deemed to be an original, and all such counterparts will be construed together and will constitute one Agreement.

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IN WITNESS WHEREOF, the Parties hereto have executed this Services Agreement as of the date first above written.

SERVICE PROVIDER:

Global Strategies Group (North America) LLC

By:	/s/ Frederic Cassis
Name: Frederic Cassis
Title: Director of Legal

COMPANY:

STG GROUP, INC.

By:	/s/ Paul Fernandes
Name: Paul Fernandes
Title: President

SCHEDULE A

SERVICES

Service	Fee

Corporate Development Services:

At the request of the Company, the Service Provider, either directly or through any US based affiliate thereof, will provide the following corporate-development services to the Company: 1) sourcing acquisition targets and, under the direction of the Company, negotiating with the potential targets; 2) conducting due diligence pertaining to potential targets; 3) providing advice with respect to deal structuring and execution; and 4) assisting the Company with post-integration matters. The Company shall have final and sole discretion on any decisions that could have a material effect on the Company and shall otherwise be subject to the terms of the Affiliates Operation Plan (AOP) filed with the Defense Security Service (DSS).

The Company shall pay the Service Provider the sum of $1,400 (One Thousand Six Hundred Dollars) per day, pro rata for any part thereof (on the basis of an eight hour work day), for any Corporate Development Services provided under this Agreement, inclusive of all applicable duties, charges, levies and taxes.

Regulatory Support Services:

At the request of the Company, the Service Provider, will provide advice and expertise with respect to the regulatory-compliance obligations of a public company. These services will include assisting with preparation of Security Exchange Commission (“SEC”) and other company filings, preparation of annual and quarterly reports required by SEC regulations, and advice and assistance regarding other similar regulatory-compliance issues relevant to the Company. The Regulatory Support Services shall otherwise be subject to the terms of the AOP filed with DSS.

The Company shall pay the Service Provider the sum of $1,300 (One Thousand Six Hundred Dollars) per day, pro rata for any part thereof (on the basis of an eight hour work day), for any Regulatory Support Services provided under this Agreement, inclusive of all applicable duties, charges, levies and taxes.

Financial Services:

At the request of the Company’s Chief Financial Officer (“CFO”), the Service Provider may assist the Company with the following financial services: 1) planning and analysis, comprising provision of budget-related templates and instructions; 2) compilation of budget proposals and requests; 3) reporting of interim and final budgets; 4) reporting of actual spending as compared to budget; 5) reporting of quarterly financial forecasts; and 6) compilation of financial information required to be disclosed pursuant to SEC and similar regulations. The Company CFO shall have complete oversight and final decision authority with respect to these services. The Financial Services shall otherwise be subject to the terms of the AOP filed with DSS.

The Company shall pay the Service Provider the sum of $1,300 (One Thousand Four hundred Dollars) per day, pro rata for any part thereof (on the basis of an eight hour work day), for any Financial Services provided under this Agreement, inclusive of all applicable duties, charges, levies and taxes.

Business Development and Strategic Services

At the request of the Company, GSG NA may provide the Company support in furtherance of business-development opportunities, including new-business-opportunity identification, customer point-of-contact identification, business-opportunity development and review, and examination of solicitations for relevance to the Company’s capabilities. This service will not be used in connection with proposals or bids for classified contracts. GSG NA may also provide the Company with advice to obtain business-operations efficiencies. The Company shall act upon such advice, if at all, in its sole discretion.

The Company shall pay the Service Provider the sum of $1,300 (One Thousand Six Hundred Dollars) per day, pro rata for any part thereof (on the basis of an eight hour work day), for any Business Development and Strategic Services provided under this Agreement, inclusive of all applicable duties, charges, levies and taxes.

Marketing and Public Relations Services

At the request of the Company, the Service Provider shall provide the following marketing and public-relations services to the Company: (1) creation and update of sales materials; (2) product marketing to include design and creation of presentations, advertisements, and supporting materials; (3) public relations interview support; (4) press-release content and distribution; and (5) social media support and messaging via Twitter, Facebook, LinkedIn, and other similar venues. The Marketing and Public Relations Services shall otherwise be subject to the terms of the AOP filed with DSS.

The Company shall pay the Service Provider the sum of $1,100 (One Thousand One Hundred Dollars) per day, pro rata for any part thereof (on the basis of an eight hour work day), for any Marketing and Public Relations Services provided under this Agreement, inclusive of all applicable duties, charges, levies and taxes.

Human Resources

At the request of the Company, the Services Provider may provide human resources (“HR”) services to the Corporation upon request by the Company. The following services will be provided to the Company: (1) employee benefits advice and administration; (2) employment policy administration guidance; (3) advice regarding organizational structure design and implementation; (4) assisting the Company with identification and recruitment of candidates (e.g., screening resumes and applications against criteria established by the Company but excluding any role in the substantive selection process for hiring); and (5) training and career development. The Human Resources Services shall otherwise be subject to the terms of the AOP filed with DSS.

The Company shall pay the Service Provider the sum of $1,200 (One Thousand Five Hundred Dollars) per day, pro rata for any part thereof (on the basis of an eight hour work day), for any Human Resources Services provided under this Agreement, inclusive of all applicable duties, charges, levies and taxes.